Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS THIRD QUARTER 2025 RESULTS

Cinemark delivered Total Revenue of $858 million, Net Income of $51 million, and Adjusted EBITDA of
$178 million, resulting in a solid 20.7% Adjusted EBITDA margin

Eliminated all remaining pandemic-related debt, including hedges and warrants

Board of Directors authorized $300 million share repurchase program and increased quarterly dividend by 12.5%

Plano, TX, November 5, 2025 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest and most influential theatrical exhibition companies in the world, today reported results for the three and nine months ended September 30, 2025.

“Cinemark’s performance over the past five years has been defined by strength, tenacity, innovation and continuous improvement – attributes that continue to drive our operational and financial success,” stated Sean Gamble, Cinemark’s President and CEO. “This quarter, we achieved a significant financial milestone by fully retiring the final portion of our pandemic-related debt, and, as of today, we have completely settled all associated warrants. In recognition of our financial strength, along with a sustained conviction in Cinemark’s ongoing strategic direction and long-term growth potential, our Board of Directors just authorized a 12.5% increase in our annual dividend as well as a new $300 million share repurchase program.”

Gamble continued, “We believe Cinemark is well-positioned to continue thriving as we move forward based on our many distinctive advantages, the unparalleled value proposition we offer consumers, the ongoing initiatives we are advancing, and further improvements that are expected in film release volume, scale, and variety. We once again delivered stand-out results in the third quarter, and we are enthusiastic about a strong finish to 2025 that is supported by one of the most robust and diverse holiday film slates we have seen in recent history.”

Q3 2025 Earnings Highlights

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Entertained more than 54 million guests across our global footprint that spans 14 countries.
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Delivered multiple record-breaking results that underscore Cinemark's operational strength and progress advancing strategic initiatives, including:
o
Achieved record-high third-quarter domestic market share; sustained structural share gains versus pre-pandemic levels of more than 100 basis points in both the U.S. and Latin America that continue to represent the most significant gains of all major exhibitors.
o
Generated our second highest quarterly box office of all-time for non-traditional programming.
o
Delivered all-time high D-BOX revenues.
o
Reached a record third-quarter domestic concession per cap of $8.20.
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Reported total revenue of $858 million and net income of $51 million, or $0.40 diluted earnings per share attributable to Cinemark Holdings, Inc.
•
Delivered $178 million in Adjusted EBITDA with a solid Adjusted EBITDA margin of 20.7%.
•
Generated $92 million of cash from operating activities and $38 million of free cash flow; ended the quarter with a strong cash balance of $461 million.
•
Successfully eliminated remaining pandemic-related debt through the settlement of our $460 million convertible notes. As of today, fully settled our warrants via a 50/50 split in cash and shares, which resulted in zero net dilution when combined with the repurchase of 7.93 million shares in March 2025.
•
Reflecting the strength of our financial position and continued confidence in our strategic direction and outlook, our Board of Directors authorized a new $300 million share repurchase program, as well as a 12.5% increase in our quarterly dividend to $0.09 per share, effective with our next dividend payable on December 12 to shareholders of record on November 28.

Financial Results

Cinemark Holdings, Inc.’s total revenue for the three months ended September 30, 2025 decreased 7.0% to $857.5 million compared with $921.8 million for the three months ended September 30, 2024. For the three months ended September 30, 2025, admissions revenue was $429.7 million while concession revenue was $336.7 million, with attendance of 54.2 million patrons. Worldwide average ticket price was $7.93 and concession revenue per patron was $6.21.

Net income attributable to Cinemark Holdings, Inc. for the three months ended September 30, 2025 was $49.5 million compared with $187.8 million for the three months ended September 30, 2024. Diluted income per share for the three months ended September 30, 2025 was $0.40 compared with $1.19 for the three months ended September 30, 2024.

Adjusted EBITDA for the three months ended September 30, 2025 was $177.6 million compared with $220.5 million for the three months ended September 30, 2024. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at https://ir.cinemark.com.

Cinemark Holdings, Inc.’s total revenue for the nine months ended September 30, 2025 increased 4.6% to $2,338.7 million compared with $2,235.2 million for the nine months ended September 30, 2024. For the nine months ended September 30, 2025, admissions revenue increased 4.0% to $1,160.9 million while concession revenue increased 4.6% to $924.8 million, with attendance of 148.7 million patrons. Worldwide average ticket price was $7.81 and concession revenue per patron was $6.22.

Net income attributable to Cinemark Holdings, Inc. for the nine months ended September 30, 2025 was $104.1 million compared with $258.4 million for the nine months ended September 30, 2024. Diluted income per share for the nine months ended September 30, 2025 was $0.77 compared with $1.73 for the nine months ended September 30, 2024.

Adjusted EBITDA for the nine months ended September 30, 2025 was $446.2 million compared with $433.3 million for the nine months ended September 30, 2024. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at https://ir.cinemark.com.

Webcast – Today at 8:30 AM ET

Live Webcast/Replay: Available at https://ir.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Headquartered in Plano, TX, Cinemark (NYSE: CNK) is one of the largest and most influential movie theater companies in the world. Cinemark’s circuit, comprised of various brands that also include Century, Tinseltown and Rave, as of September 30, 2025 operated 497 theaters with 5,644 screens in 42 states domestically and 13 countries throughout South and Central America. Cinemark consistently provides an extraordinary guest experience from the initial ticket purchase to the closing credits, including Movie Club, the first U.S. exhibitor-launched subscription program; the highest Luxury Lounger recliner seat penetration among the major players; XD - the No. 1 exhibitor-brand premium large format; and expansive food and beverage options to further enhance the moviegoing experience. For more information go to https://ir.cinemark.com.

Investor Relations Contact:

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

Julia McCartha – 972-665-1322 or pr@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements, and investors should not place undue reliance on them. Risks and uncertainties that could cause actual results to differ materially from such statements include:

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future revenue, expenses and profitability;
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currency exchange rate and inflationary impacts;
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general economic conditions in the United States and internationally;
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the future development and expected growth of our business;
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projected capital expenditures;
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access to capital resources;
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attendance at movies generally or in any of the markets in which we operate;
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the number and diversity of popular movies released, the length of exclusive theatrical release windows, and our ability to successfully license and exhibit popular films;
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national and international growth in our industry;
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competition from other exhibitors, alternative forms of entertainment and content delivery via streaming and other formats;
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changes in legislation, government regulations or policies that affect our operations;
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determinations in lawsuits in which we are a party; and
•
extraordinary events beyond our control, such as conflicts, wars, natural disasters, public health crises, labor strikes, or terrorist acts.

You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict. Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company's Annual Report on Form 10-K filed February 19, 2025. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Statement of income data:
Revenue
Admissions	$429.7	$460.4	$1,160.9	$1,116.0
Concession	336.7	367.3	924.8	884.4
Other	91.1	94.1	253.0	234.8
Total revenue	$857.5	$921.8	$2,338.7	$2,235.2
Cost of operations
Film rentals and advertising	245.5	265.6	657.7	623.9
Concession supplies	65.6	64.5	183.0	165.1
Salaries and wages	106.3	109.9	306.0	294.1
Facility lease expense	81.9	85.9	243.1	244.7
Utilities and other	127.4	127.0	357.8	332.1
General and administrative expenses	61.9	56.4	170.5	161.0
Depreciation and amortization	50.9	49.1	149.8	148.3
Impairment of long-lived and other assets	0.6	—	2.2	—
Loss (gain) on disposal of assets and other	3.0	(0.1)	(0.1)	2.0
Total cost of operations	743.1	758.3	2,070.0	1,971.2
Operating income	114.4	163.5	268.7	264.0
Other income (expense)
Interest expense	(32.2)	(36.7)	(110.1)	(109.0)
Interest income	10.1	14.2	33.3	40.3
Loss on debt amendments and extinguishments	—	(3.0)	(1.5)	(5.5)
Loss on warrants	(54.5)	—	(54.5)	—
Foreign currency exchange and other related loss	(5.2)	(3.0)	(5.7)	(7.9)
Distributions from NCMI/NCM	0.2	—	1.6	—
Interest expense - NCM	(5.3)	(5.4)	(16.0)	(16.5)
Equity in income of affiliates	1.6	5.0	5.1	11.3
Net (loss) gain on investment in NCMI	(1.5)	11.6	(9.4)	12.8
Income before income taxes	27.6	146.2	111.5	189.5
Income tax (benefit) expense	(22.9)	(42.7)	4.9	(71.3)
Net income	$50.5	$188.9	$106.6	$260.8
Less: Net income attributable to noncontrolling interests	1.0	1.1	2.5	2.4
Net income attributable to Cinemark Holdings, Inc.	$49.5	$187.8	$104.1	$258.4
Income per share attributable to Cinemark Holdings, Inc.'s common stockholders
Basic	$0.43	$1.54	$0.88	$2.11
Diluted	$0.40	$1.19	$0.77	$1.73
Weighted average shares outstanding
Basic	113.8	120.0	115.5	119.8
Diluted	123.8	158.2	139.4	153.7

Other Operating Data

(unaudited, in millions)

	As of
	September 30, 2025	December 31, 2024
Balance sheet data:
Cash and cash equivalents	$461.3	$1,057.3
Theater properties and equipment, net	$1,126.2	$1,145.1
Total assets	$4,435.6	$5,067.0
Total long-term debt, net of unamortized debt issuance costs and original issue discount	$1,876.0	$2,334.7
Total equity	$392.4	$603.4

	Nine Months Ended September 30,
	2025	2024
Cash flows provided by (used for):
Operating activities (1)	$248.3	$269.6
Investing activities	$(98.6)	$(89.1)
Financing activities	$(761.8)	$(94.7)

(1)
We define free cash flow as cash flows provided by operating activities less capital expenditures. A reconciliation of cash flows provided by operating activities to free cash flow is provided below:

	Nine Months Ended September 30,
	2025	2024
Reconciliation of free cash flow:
Cash flows provided by operating activities	$248.3	$269.6
Less: capital expenditures	105.6	90.2
Free cash flow	$142.7	$179.4

Segment Information

(unaudited, in millions, except per patron data)

	U.S. Reportable Segment		International Reportable Segment			Consolidated
	Three Months Ended September 30,		Three Months Ended September 30,			Three Months Ended September 30,
Revenue and Attendance	2025	2024	2025	2024	Constant Currency (1) 2025	2025	2024
Admissions revenue	$348.5	$375.2	$81.2	$85.2	$89.0	$429.7	$460.4
Concession revenue	272.4	299.6	64.3	67.7	69.8	336.7	367.3
Other revenue	62.7	66.6	28.4	27.5	31.2	91.1	94.1
Total revenue	$683.6	$741.4	$173.9	$180.4	$190.0	$857.5	$921.8
Attendance	33.2	37.6	21.0	22.8		54.2	60.4
Average ticket price	$10.50	$9.98	$3.87	$3.74	$4.24	$7.93	$7.62
Concession revenue per patron	$8.20	$7.97	$3.06	$2.97	$3.32	$6.21	$6.08
Cost of Operations
Film rentals and advertising	$203.4	$222.3	$42.1	$43.3	$46.4	$245.5	$265.6
Concession supplies	$51.1	$49.3	$14.5	$15.2	$15.5	$65.6	$64.5
Salaries and wages	$88.7	$91.1	$17.6	$18.8	$18.9	$106.3	$109.9
Facility lease expense	$61.0	$63.5	$20.9	$22.4	$22.0	$81.9	$85.9
Utilities and other	$99.0	$97.3	$28.4	$29.7	$30.8	$127.4	$127.0

	U.S. Reportable Segment		International Reportable Segment			Consolidated
	Nine Months Ended September 30,		Nine Months Ended September 30,			Nine Months Ended September 30,
Revenue and Attendance	2025	2024	2025	2024	Constant Currency (1) 2025	2025	2024
Admissions revenue	$939.5	$894.4	$221.4	$221.6	$246.4	$1,160.9	$1,116.0
Concession revenue	744.4	709.6	180.4	174.8	198.7	924.8	884.4
Other revenue	176.1	166.4	76.9	68.4	86.4	253.0	234.8
Total revenue	$1,860.0	$1,770.4	$478.7	$464.8	$531.5	$2,338.7	$2,235.2
Attendance	90.7	90.3	58.0	59.8		148.7	150.1
Average ticket price	$10.36	$9.90	$3.82	$3.71	$4.25	$7.81	$7.44
Concession revenue per patron	$8.21	$7.86	$3.11	$2.92	$3.43	$6.22	$5.89
Cost of Operations
Film rentals and advertising	$544.3	$513.2	$113.4	$110.7	$126.7	$657.7	$623.9
Concession supplies	$141.9	$126.8	$41.1	$38.3	$45.0	$183.0	$165.1
Salaries and wages	$254.2	$244.4	$51.8	$49.7	$57.3	$306.0	$294.1
Facility lease expense	$183.4	$184.0	$59.7	$60.7	$64.6	$243.1	$244.7
Utilities and other	$278.5	$255.7	$79.3	$76.4	$88.0	$357.8	$332.1

(1) Constant currency amounts, which are non-GAAP measurements, were calculated using the average exchange rate for the corresponding month for 2024. We translate the results of our international reportable segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign currency exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our international reportable segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Other Segment Information

(unaudited, in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Adjusted EBITDA (1)
U.S.	$140.2	$180.7	$348.3	$338.6
International	37.4	39.8	97.9	94.7
Total Adjusted EBITDA (1)	$177.6	$220.5	$446.2	$433.3

Capital expenditures
U.S.	$42.3	$33.5	$84.2	$67.7
International	11.1	9.5	21.4	22.5
Total capital expenditures	$53.4	$43.0	$105.6	$90.2
(1)
Adjusted EBITDA represents net income before income taxes, depreciation and amortization expense and other items, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes. A reconciliation of net income to Adjusted EBITDA is provided below.

Reconciliation of Adjusted EBITDA

(unaudited, in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net income	$50.5	$188.9	$106.6	$260.8
Add (deduct):
Income tax (benefit) expense	(22.9)	(42.7)	4.9	(71.3)
Interest expense ⁽¹⁾	32.2	36.7	110.1	109.0
Other loss (income), net ⁽²⁾	0.1	(22.4)	(8.9)	(40.0)
Cash distributions from equity investees ⁽³⁾	1.3	2.2	8.0	5.1
Depreciation and amortization	50.9	49.1	149.8	148.3
Impairment of long-lived and other assets	0.6	—	2.2	—
Loss (gain) on disposal of assets and other	3.0	(0.1)	(0.1)	2.0
Loss on debt amendments and extinguishments	—	3.0	1.5	5.5
Loss on warrants	54.5	—	54.5	—
Non-cash rent expense	(2.9)	(2.6)	(8.5)	(10.2)
Share-based awards compensation expense ⁽⁴⁾	10.3	8.4	26.1	24.1
Adjusted EBITDA	$177.6	$220.5	$446.2	$433.3
(1)
Includes amortization of debt issuance costs, amortization of original issue discount and amortization of accumulated (losses) gains for amended swap agreements.
(2)
Includes interest income, foreign currency exchange and other related loss, interest expense - NCM, equity in income of affiliates, net (loss) gain on investment in NCMI and distributions from NCMI/NCM.
(3)
Reflects cash distributions received from equity investees that were recorded as a reduction of the respective investment balances. These distributions are reported entirely within the U.S. reportable segment.
(4)
Non-cash expense included in general and administrative expenses.